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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

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Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             Infinium Software, Inc
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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                         FILING PURSUANT TO RULE 14a-12

        This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements about Infinium Software, Inc. ("Infinium"), SSA Global Technologies, Inc. ("SSA") and the proposed acquisition of Infinium by SSA. Statements in this filing regarding the proposed acquisition, the expected timetable for completing the acquisition, future financial and operating results, benefits and synergies of the acquisition, future opportunities for the combined company, benefits to be derived from the proposed acquisition and any other statements about Infinium or SSA's managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the transaction, the ability to realize anticipated synergies and cost savings and the other factors described in Infinium's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 and its most recent quarterly report filed with the SEC. Infinium and SSA expressly disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this filing.
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         The following is a memorandum that was distributed by Infinium
Software, Inc. to its stock option holders on December 4, 2002 in relation to the proposed acquisition of Infinium by SSA.


                               M E M O R A N D U M


TO:               Option Holders of Infinium Software, Inc.

FROM:             James E. McGowan
                     President and Chief Executive Officer

DATE:             December 4, 2002

RE:               Payment for Infinium Stock Options upon Merger

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         As most of you already know, on October 28, 2002, Infinium Software,
Inc. entered into an Agreement and Plan of Merger with SSA Global Technologies, Inc., pursuant to which Infinium will be merged with and into a wholly-owned subsidiary of SSA resulting in Infinium becoming a wholly-owned subsidiary of SSA. This memorandum is intended to provide a brief, general overview of the effect of this merger on your Infinium stock options.

         Options Outstanding under Stock Incentive Plans. Upon the closing of the merger, each outstanding option you hold to purchase Infinium common stock under Infinium's (i) 1989 Stock Option Plan, as amended, (ii) Amended and Restated 1995 Stock Plan and/or (iii) 1995 Non-Employee Director Stock Option Plan will be cancelled, whether or not vested or exercisable and regardless of the exercise price, and converted into the right to receive a cash payment equal to the product of (1) the number of shares underlying the option and (2) the amount by which $7.00 is greater than the per share exercise price of the option. As of the closing of the merger, each outstanding stock option, as well as all of Infinium's stock incentive plans, will terminate.

         Options Outstanding under Employee Stock Purchase Plan. If the merger closes prior to the expiration of the current offering period on December 31, 2002, then upon the closing of the merger, each outstanding option you hold to purchase Infinium common stock under Infinium's 1995 Employee Stock Purchase Plan will be cancelled and converted into the right to receive a cash payment equal to the excess of $7.00 over $5.00, multiplied by the number of shares of Infinium common stock that your accumulated payroll deductions as of the closing date would have been entitled to purchase, subject to certain limitations contained in the purchase plan. In addition, the purchase plan will be cancelled and you will be entitled to a refund (without interest) for the payroll deductions accumulated from the beginning of the current plan period up to the closing. If the merger is not closed by December 31, 2002, the expiration of the current offering period under the purchase plan, outstanding options granted under this plan will be exercised pursuant to the terms of the purchase plan as in the past and the plan will thereafter be terminated. In this case, these newly issued shares will be converted into the right to receive $7.00 per share upon the closing of the merger.

         Payment for Options. As soon as practicable following the closing of the merger, SSA will deliver the applicable cash payment to each option holder (net of applicable taxes), without any interest thereon. In the event that the exercise price of an option is equal to or greater than $7.00 per share, you will not be entitled to receive a cash payment for such option and such option will be terminated in accordance with the plan pursuant to which it was granted.

         PLEASE NOTE THAT THE CLOSING OF THE MERGER IS SUBJECT TO A NUMBER OF CONDITIONS, ALL OF WHICH MUST BE SATISFIED OR WAIVED. ANY CASH OUT OF YOUR OPTIONS IS CONDITIONED UPON THE CLOSING OF THE MERGER. UPON THE CLOSING OF THE MERGER, YOU WILL HAVE NO RIGHTS OR BENEFITS UNDER THE PLANS DESCRIBED ABOVE EXCEPT AS SUMMARIZED IN THIS MEMORANDUM AND AS SET FORTH IN THE MERGER AGREEMENT.

         If you would like more information concerning the treatment of your stock options upon the closing of the merger, please contact William B. Gerraughty, Jr. at Infinium at (508) 778-2000.

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IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

         On November 21, 2002, Infinium filed its definitive proxy materials with the SEC in connection with the proposed acquisition by SSA. The definitive proxy materials were mailed on November 21, 2002 to all security holders of record as of the close of business on November 18, 2002. The definitive proxy materials contain important information about Infinium, SSA, the proposed transaction and related matters. Investors and security holders are urged to read the proxy materials carefully.

         Investors and security holders are able to obtain free copies of the definitive proxy materials and other documents filed with the SEC by Infinium through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the definitive proxy materials from Infinium by contacting William B. Gerraughty, Jr. or David Griffin at Infinium at (508) 778-2000.

         Infinium, SSA, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Infinium's directors and executive officers is contained in Infinium's definitive proxy materials dated November 21, 2002, its Form 10-K for the fiscal year ended September 30, 2001 and its proxy statement dated January 3, 2002, all of which have been filed with the SEC. As of October 1, 2002, Infinium's directors and executive officers beneficially owned approximately 22.5 percent of Infinium's common stock. In addition, all outstanding Infinium options and restricted stock, whether or not vested, including those held by directors and executive officers, will be cashed out in the merger and executive officers will be entitled to certain severance benefits under existing agreements. A more complete description is available in the definitive proxy materials.